UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

May 19, 2010

REAL VALUE ESTATES, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53466	26-1616719
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3970 Casa Blanca Road

Reno, Nevada, 89502

Address of principal executive offices)

775-200-0505

 (Registrant's telephone number, including area code)

Copies to:

Jeffrey G. Klein, P.A.

2600 North Military Trail

Suite 270

Boca Raton, Florida  33498

Tel: (561) 997-9920

Fax: (561)998-9557

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Forward Looking Statements

     Certain  statements  included  in this Form 8-k regarding  Real Value Estates, Inc. ( “Company”) that are not  historical  facts are  forward-looking statements,  including  the  information  provided  with  respect  to the future business  operations  and  anticipated  operations  of the Company.    These forward-looking  statements are based on current expectations, estimates,  assumptions and beliefs of management,  and words such as "expects," "anticipates,"   "intends,"   "plans,"   "believes,"   "estimates"  and  similar expressions  are intended to identify  such  forward-looking  statements.  These forward-looking  statements involve risks and uncertainties,  including, but not limited  to,  the  success  of our  current  or  proposed  business  activities.  Accordingly, actual results may differ.

Section 1-Registrant’s Business and Operations

Item 1.02  Termination of a Material Definitive Agreement

On May 19, 2010 the  Company and Global Power and Water Industries, Inc. terminated the  Share Exchange Agreement previously entered into between the respective parties.   The transaction was previously reported on Form 8-k and filed with the Securities and Exchange Commission on March 12, 2010.

In terminating the Agreement, it was noted that there was a managerial change in Global Power and Water Industries, Inc.

There was no liability to either party as a result of the termination of the transaction.

Item 9.01 Financial Statements and Exhibits.

None.

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SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 19,  2010

REAL VALUE ESTATES, INC. BY: /S/ Dennis Kushner —————————————— Name: Dennis Kushner Title: President

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